UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2007 (July 13, 2007)

Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2007, Hiland Partners, LP (the “Partnership”), through its wholly-owned operating subsidiary, Hiland Operating, LLC, entered into a third amendment to its Credit Agreement dated as of February 15, 2005 (the “Amendment”), by and among MidFirst Bank, as administrative agent, and certain other lenders party thereto (with MidFirst Bank, the “Lenders”).  Pursuant to the Amendment, the Lenders have agreed to, among other things, increase the borrowing base from $200 million to $250 million and decrease the accordion feature in the facility from $150 million to $100 million.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.  Please see Item 2.03 for more information regarding the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Partnership entered into the Amendment on July 13, 2007.  The Amendment increases the Partnership’s borrowing capacity under its senior secured revolving credit facility to $250 million such that the facility now consists of:

•      a $241 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”); and

•      a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distribution (the “Working Capital Facility”).

In addition, the Amendment provides for an accordion feature, which permits the Partnership, if certain conditions are met, to increase the size of the Acquisition Facility by up to $100 million and allows for the issuance of letters of credit of up to $15 million in the aggregate.  The senior secured revolving credit facility also requires the Partnership to meet certain financial tests, including:

•      a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and

•      a minimum interest coverage ratio of 3.0:1.0.

Item 8.01. Other Events

                On July 16, 2007, the Partnership entered into natural gas liquid (“NGL”) swaps adding to its hedges for forecasted NGL sales through calendar year 2008. The swap transaction has the Partnership paying its counterparty floating index prices and receiving fixed prices of $1.35 per gallon on 24,093 bbls/month during August 2007 through December 2007 and $1.31 per gallon on 33,634 bbls/month during calendar year 2008.

On July 16, 2007, the Partnership also entered into natural gas swaps adding to its hedges for forecasted natural gas purchases through calendar year 2008.  The swap transaction has the Partnership receiving floating index prices and paying its counterparty fixed prices of 5.56/MMBtu on 33,235 MMBTU per month during August 2007 through December 2007 and $6.97 per MMBTU on 53,381 MMBtu per month during calendar year 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Third Amendment, dated as of July 13, 2007, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Kenneth Maples
		Name:	Kenneth Maples
		Title:	Chief Financial Officer, Vice President and Secretary
July 18, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Third Amendment, dated as of July 13, 2006, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.